As filed with the Securities and Exchange Commission on August 15, 1996

                                            Registration No. 333-
- -----------------------------------------------------------------------
- -----------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                        -------------------------

                                FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                        IMCLONE SYSTEMS INCORPORATED
          (Exact name of registrant as specified in its charter)

          Delaware                              04-2834797
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                Identification No.)

                            180 Varick Street
                        New York, New York  10014
   (Address of principal executive offices) (Zip code)

     ImClone Systems Incorporated 1996 Incentive Stock Option Plan ImClone Systems Incorporated 1996 Non-Qualified Stock Option Plan
                        (Full title of the plan)
                      -----------------------------
                            Harlan W. Waksal
            Executive Vice President and Chief Operating Officer
                       ImClone Systems Incorporated
                          180 Varick Street
                      New York, New York  10014
             (Name and address of agent for service)
                            (212) 645-1405
      (Telephone number, including area code, of agent for service)

                               Copy to:
                         Brian W. Pusch, Esq.
                     Law Offices of Brian W Pusch
                           29 West 57th Street
                            Penthouse Suite
                       New York, New York 10019

                    CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------

                                   Proposed         Proposed
Title of           Amount          maximum          maximum             Amount of
securities         to be           offering price   aggregate           registration
to be registered   registered (1)  per share (2)    offering price(2)   fee
- ------------------------------------------------------------------------------------
Common Stock,       1,850,000      $7.5625          $13,990,625         $4,825
$.001 par value     shares

- ------------------------------------------------------------------------
(1) Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

(2)     Estimated solely for the purpose of calculating the
        registration fee.  Pursuant to Rule 457(c) and Rule 457(h)
        under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum
        aggregate offering price have been determined on the basis of the average of the high and low prices of the Common
        Stock on the National Association of Securities Dealers,
        Inc. Automated Quotation/National Market System on August 9,
        1996, as reported by The Wall Street Journal.
- ------------------------------------------------------------------------
- ------------------------------------------------------------------------

                                PART I


           INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have heretofore been filed by ImClone Systems Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996.

          3.  The Company's Current Reports on Form 8-K, dated
     February 5, 1996 and February 14, 1996.

          4. The description of the Company's Common Stock, par value $.001 per share, contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Certificate of Incorporation sets forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such charter provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or of another corporation or other enterprise which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware. The Company's Certificate of Incorporation gives the Board of Directors the authority to extend such indemnification to employees and other agents of the Company as well.

          The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

          The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company maintains $2 million in insurance for its officers and directors in connection with claims against them in their capacity as officers or directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number      Description
- -------     -----------
4.1         --Certificate of Incorporation of the Company, as amended,
            (incorporated by reference to Exhibit No. 3.1 to the
            Company's Registration Statement on Form S-1, File No. 33-
            43064)

4.2 --By-Laws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on
            Form S-1, File No. 33-43064)

5           --Opinion of Brian W. Pusch, Esq.

23.1        --Consent of KPMG Peat Marwick LLP

23.2        --Consent of Brian W. Pusch, Esq. (included in Exhibit 5)

24 --Power of Attorney (included on signature pages of this Registration Statement)

99.1        --ImClone Systems Incorporated 1996 Incentive Stock Option
            Plan (incorporated by reference to Exhibit A to the definitive Proxy Statement for the 1996 Annual Meeting of
            Stockholders, held on June 3, 1996, File No. 0-19612 (the
            "1996 Proxy Statement"))

99.2 --Form of Incentive Stock Option Agreement relating to options granted under the ImClone Systems Incorporated 1996
            Incentive Stock Option Plan

99.3        --ImClone Systems Incorporated 1996 Non-Qualified Stock
            Option Plan (incorporated by reference to Exhibit B to the 1996 Proxy Statement)

99.4 --Form of Non-Qualified Stock Option Agreement relating to options granted under the ImClone Systems Incorporated 1996
            Non-Qualified Stock Option Plan

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of August, 1996.

                                   IMCLONE SYSTEMS INCORPORATED



                                   By:  /s/ SAMUEL D. WAKSAL
                                            Samuel D. Waksal
                                      President and Chief Executive
                                                Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any one of them, to execute in the name of each such person and to file any amendment to this Registration Statement and appoints Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any one of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file any amendments to this Registration Statement, including any and all post-effective amendments.

Signature                    Title                         Date
- ---------                    -----                         ----


/s/ ROBERT F. GOLDHAMMER   Chairman of the Board         August 6, 1996
(Robert F.Goldhammer)      and Director


/s/ SAMUEL D. WAKSAL       President, Chief Executive    August 15, 1996
(Samuel D. Waksal)         Officer and Director
                           (Principal Executive Officer)


/s/ HARLAN W. WAKSAL       Executive Vice President,     August 15, 1996
(Harlan W. Waksal)         Chief Operating Officer
                           and Director

/s/ DR. CARL GOLDFISCHER   Vice President of Financial   August 15, 1996
(Dr. Carl Goldfischer)     and Strategic Planning and
                           Chief Financial Officer
                           (Principal Financial Officer)


/s/ JEAN CARVAIS           Director                      August 15, 1996
(Jean Carvais)


/s/ VINCENT T. DEVITA, JR  Director                      August 15, 1996
(Vincent T.DeVita, Jr.)


/s/ PAUL B. KOPPERL        Director                      August 15, 1996
(Paul B. Kopperl)


/s/ WILLIAM R. MILLER      Director                      August 15, 1996
(William R. Miller)


/s/ DAVID M. KIES          Director                      August 15, 1996
(David M. Kies)

                              EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
- -------     -----------
4.1         --Certificate of Incorporation of the Company, as amended,
            (incorporated by reference to Exhibit No. 3.1 to the
            Company's Registration Statement on Form S-1, File No. 33-
            43064)

4.2 --By-Laws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on
            Form S-1, File No. 33-43064)

5           --Opinion of Brian W. Pusch, Esq.

23.1        --Consent of KPMG Peat Marwick LLP

23.2        --Consent of Brian W. Pusch, Esq. (included in Exhibit 5)

24 --Power of Attorney (included on signature pages of this Registration Statement)

99.1        --ImClone Systems Incorporated 1996 Incentive Stock Option
            Plan (incorporated by reference to Exhibit A to the definitive Proxy Statement for the 1996 Annual Meeting of
            Stockholders, held on June 3, 1996, File No. 0-19612 (the
            "1996 Proxy Statement"))

99.2 --Form of Incentive Stock Option Agreement relating to options granted under the ImClone Systems Incorporated 1996
            Incentive Stock Option Plan

99.3        --ImClone Systems Incorporated 1996 Non-Qualified Stock
            Option Plan (incorporated by reference to Exhibit B to the 1996 Proxy Statement)

99.4 --Form of Non-Qualified Stock Option Agreement relating to options granted under the ImClone Systems Incorporated 1996
            Non-Qualified Stock Option Plan